Exhibit 10.72

EMPLOYMENT AGREEMENT

Between

Olympic Resource Management LLC
and
John T. Shea

        The purpose of this Agreement is to confirm the terms of the employment relationship between Olympic Resource Management LLC, a Washington Limited Liability Company, (hereinafter referred to as “the Company”), and John T. Shea (hereinafter referred to as the “Executive”).

        1. Term of Agreement. Company and Executive agree that the Executive will be employed by the Company for a term of three (3) years beginning January 1, 2003 (the “Effective Date”), unless employment is sooner terminated as provided herein.

        2. Position and Duties. Company and Executive agree that Executive will be employed as Director of Business Development of Employer. It is understood that from time to time Executive may be assigned other duties in addition to those described above that are generally consistent with those of a senior manager, and that Executive’s responsibilities may be modified or expanded at any time by the Company in order to accommodate its needs.

2.1 Executive agrees to devote his full-time efforts to his duties with the Company and further agrees that he will not, directly or indirectly, engage or participate in any activities while employed with the Company that would conflict with the best interests of the Company.

2.2 All policies published by the Company or delivered to the Executive prior to or following this Agreement regarding employment policies, required behavior by employees and other similar matters (collectively referred to as “Company Policies”) are incorporated within this Agreement as though fully set forth in this Agreement. The Executive agrees to be bound by and adhere to all such Company Policies as presently exist or as may be hereafter issued or modified by the Company. Without limiting the foregoing, the Executive agrees to conduct business on behalf of the Company in a manner consistent with proper and ethical business practices and consistent with the best interests of the Company

        3. Compensation. For all services rendered by Executive under this Agreement, Company shall pay Executive a gross salary of Ten Thousand Dollars ($10,000.00) per month. Executive shall be paid this salary on a bi-weekly basis, minus all lawful and agreed upon payroll deductions. Executive’s compensation shall be reviewed annually in accordance with normal Company salary review procedures.

3.1 Bonus. Executive will also be eligible for consideration for a bonus in accordance with the Company’s normal bonus program, as it may be implemented or amended from time to time. Under the Company’s bonus program, Executive shall be eligible for an annual target bonus equal to 25% of Executive’s base salary during the prior year. Actual bonus paid in the subsequent year will be based on a combination of Company and Executive’s performance during the year.

3.2 IPMB Incentive Plan. Executive will also be eligible for participation in the Company’s Investor Portfolio Management Business Incentive Plan (“IPMB Plan”). Such participation shall be in accordance with, and subject to, the terms and conditions of the IPMB Plan as it currently exists and as it may be amended from time to time.

        4. Business Expenses. Company agrees to reimburse Executive for all reasonable business expenses incurred by Executive while on Company business, subject to the Company’s normal business expense policies. Executive shall maintain such records as will be necessary to enable the Company to properly deduct such items as business expenses when computing the Company’s federal income tax.

        5. Fringe Benefits. Company and Executive agree that during the term of this Agreement, Executive will be eligible to participate in the Company’s employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law.

        6. Vacation. Executive shall be entitled to his current earned paid vacation accrual of four (4) week’s paid vacation per calendar year, which will be adjusted based on Executive’s tenure with the Company, in accordance with the Company’s vacation policy as such policy now exists and as it may be amended from time to time. Vacation shall be scheduled by Executive at a time mutually convenient to both the Company and Executive.

6.1 Accrued and Unused Vacation at Termination. Upon the termination of this Agreement, Executive shall be paid for all previously accrued and unused vacation time.

7. Restrictive Covenants.

7.1 Executive’s Acknowledgement. Executive agrees and acknowledges that in order to assure the Company that it will retain its value and that of the Business (as defined below) as a going concern, it is necessary that Executive undertake not to utilize his special knowledge of the Business and his relationships with customers and suppliers to compete with the Company. Executive further acknowledges that: (a) the Company is and will be engaged in the Business; (b) Executive will occupy a position of trust and confidence with the Company, and during Executive’s employment with the Company, Executive has and will continue to become familiar with the Company’s trade secrets and with other proprietary and confidential information concerning the Company and the Business; (c) the agreements and covenants contained in this Article 7 are essential to protect the Company and the goodwill of the Business; and (e) Executive’s employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this Agreement. As used herein, “Business” means (1) the location, acquisition, management, development, and/or disposition of timberlands, real property, and related assets and resources and (2) the provision of consulting, analysis, or support services, or any other related services in connection with such activities, whether (a) directly for the account and/or on behalf of the person or entity employing Executive as a consultant, advisor, or in any other capacity, or (b) for the account and/or on behalf of any other party or parties. For the purposes of this Article 7, “the Company” shall include its subsidiaries, affiliates and assignees and any successors in interest of its subsidiaries and/or affiliates.

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7.2 Non-Compete. Executive hereby agrees that for a three-year period commencing on the Effective Date (regardless of whether Executive is employed by the Company or not) (the “Restricted Period”), he shall not, directly or indirectly, as employee, agent, consultant, member, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere in North America (the “Territory”); provided, however, that the Company expressly agrees that nothing contained herein shall be construed to prevent, and Executive is entitled to engage in, the following activities:

7.2.1 Ownership and Management. Executive may own, operate, and manage timberlands, as long as such ownership, operation, and management is solely and exclusively for his own account and/or the account of lineal ancestors and descendants, and no other persons, directly or indirectly.

7.2.2 Employment by Third Parties. Executive may, either as an employee or as an independent contractor, manage timberlands for other individuals or entities who directly own such timberlands solely and exclusively for their own account. For as long as the Company is engaged in, or is actively seeking to be engaged in, the Investor Portfolio Management Business (“IPMB”), as that business is defined in the governing documents of the Company’s affiliate, Pope Resources, A Delaware Limited Partnership, the authorization provided by this Section 7.2.2 shall not include the authorization to manage timberlands for any person or entity that is engaged in any activity that would constitute IPMB if such activity were performed by the Company.

7.2.3 Securities. Executive may invest in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the business of said corporation and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of five (5%) percent of the stock of such corporation.

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7.3 Interference with Relationships. During the Restricted Period, Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, member, director, co-partner or in any other individual or representative capacity render assistance to any other person or entity who attempts to: (i) employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company during the Restricted Period, or otherwise seek to influence or alter any such person’s relationship with the Company, or (ii) solicit or encourage any present or future customer of the Company, to terminate or otherwise alter his, her or its relationship with the Company

7.4 Confidential Information. It is understood and agreed that as a result of Executive’s employment with Employer, Executive has acquired and will continue to acquire and make use of confidential information about the Company and its Business, and the Company’s suppliers and customers, such information constituting trade secrets. During the course of his employment with Company and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Employer, furnish, make available or disclose to any third party (except in furtherance of the Company’s business activities and for the sole benefit of the Employer) or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, “Confidential Information” shall mean any information relating to the business or affairs of the Company or its business, including but not limited to information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins, or other proprietary information used by the Company in connection with its business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company. Executive further agrees that on termination of this Agreement, or at any time on request by the Employer, he shall deliver possession to the Company of all Confidential Information and all documents, writings, and other things of every kind and description prepared or acquired in connection with Company business or at Company expense or in the course of Employee’s employment or that contain Company proprietary information including all copies of the same.

8. Termination. This Agreement shall be terminated upon the occurrence of any one of the following events:

8.1 Death of Executive.

8.2 If Executive shall have been incapacitated from illness, accident or other permanent disability and unable to perform his normal duties hereunder for a consecutive period of three (3) months, upon Company or Executive giving the other party not less than thirty (30) days’ written notice.

8.3 Expiration of this Agreement or any renewal or extension thereof.

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8.4 Immediately by the Company for cause. For purposes of this subparagraph, “cause” shall mean “(1) any material breach of the provisions of this Agreement by Employee; (2) consistent poor performance on the part of Employee after being counseled as to the standard required; (3) violation by Employee of any local, state or federal laws, including without limitation, an act of dishonesty such as embezzlement or theft; (4) material failure to comply with Company policies, and any and all acts or omissions which would constitute cause under common law.

        9. Effect of Termination. Upon termination of Executive’s employment with Employer, Company agrees to pay Executive all salary which is due and owing to Executive as of the date of termination, less legal deductions or offsets Executive may owe to Company for such items as any personal items charged to Executive’s Company credit card account. Executive agrees that his signature on this Agreement constitutes his authorization for all such deductions. Executive agrees to return to Company all of Employer’s property of any kind which may be in Executive’s possession. In the event of termination of this Agreement, the terms and provisions of this Agreement shall also terminate, with the exception of the restrictive covenants contained in the paragraphs above. Such provisions shall continue in full force and effect according to their terms.

        10. General Terms.

10.1 Essential Terms and Modification of Agreement. It is understood and agreed that the terms and conditions described in this Agreement constitute the essential terms and conditions of the employment arrangement between the Company and Executive, all of which have been voluntarily agreed upon. The Company and Executive agree that there are no other essential terms or conditions of the employment relationship that are not described within this Agreement, and that any change in the essential terms and conditions of this Agreement will be written down in a supplemental agreement which shall be signed by both the Company and Executive before it is effective.

10.2 Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall, at any time, or to any extent, be determined invalid or unenforceable, the remaining provisions hereof shall not be affected thereby and shall be deemed valid and fully enforceable to the extent permitted by law.

10.3 Notices. Any notice hereunder shall be sufficient if in writing and delivered to the party or sent by certified mail, return receipt requested and addressed as follows:

a.	If to the Company:	David L. Nunes Olympic Resource Management LLC 19245 Tenth Avenue NE Poulsbo, WA 98370

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b.	If to Executive:	John T. Shea

Either party may change the address herein specified by giving to the other, written notice of such change as provided in this Section 10.3 of this Agreement.

10.4 Governing Law. This Agreement is made and shall be construed and performed under the laws of the State of Washington.

10.5 Waiver of Agreement. The waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver by the Company of any subsequent breach by Executive.

10.6 Captions. The captions and headings of the paragraphs of this Agreement are for convenience and reference only and are not to be used to interpret or define the provisions hereof.

10.7 Assignment and Successors. The rights and obligations of Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Employer. The rights and obligations of Executive hereunder are nonassignable. Company may assign its rights and obligations to any entity in which Company or a company affiliated with Company has a majority ownership interest.

10.8 Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Seattle, Washington in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Washington law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall bear their own legal fees in connection with any such arbitration. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. The parties, their representatives, other participants and the mediator or arbitrator shall hold the existence, content and result of any arbitration in confidence. This Section 10.8 shall not be construed to prohibit either party from seeking injunctive relief for actual or threatened violations of Section 7 of this Agreement.

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Executed this 10th day of December, 2003, retroactively effective as of the Effective Date of January 1, 2003.

JOHN T. SHEA ——————————————	OLYMPIC RESOURCE MANAGEMENT LLC —————————————— By David L. Nunes Its President & CEO

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